Exhibit (d)(5)


                                                               Exhibit B



                           CERTIFICATE OF AMENDMENT
                                    TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             NORTEK HOLDINGS, INC.

         Nortek Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), hereby certifies as follows:

         FIRST: This Certificate of Amendment further amends the Restated Certifi cate of Incorporation of the Corporation to create two new classes of common stock and to reclassify all outstanding shares of all classes of common stock into one of such newly created classes of common stock under the terms herein set forth.

         SECOND: The amendment to the Restated Certificate of Incorporation contained herein was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware ("GCL").

         THIRD: Article FIFTH of the Corporation's Restated Certificate of Incorpo ration is hereby amended to read in its entirety as set forth below:

                  FIFTH: (A) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 52,000,000, of which the Corporation shall have authority to issue
         (i) 19,000,000 shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), (ii) 14,000,000 shares of Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), and (iii) 19,000,000 shares of Preference Stock, par value $1.00 per share (the "Preference Stock"). The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock."

                  (B) Common Stock. Except as otherwise provided in this Article FIFTH, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

                           (1) Voting Rights; Directors. Except as expressly
                  provided herein and subject to applicable law and the rights of any outstanding series of Preference Stock to vote, including as a separate class or series, the shares of Class A Common Stock and Class B Common Stock shall vote together as a single class and each share of Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote. Following the Reclassification (as defined herein), at every meeting of the stock holders called for the election of directors, (i) the holders of Common Stock, voting separately as a separate class, shall be entitled to elect 51% of the number of directors to be elected at such meeting; pro vided, however, that if 51% of such number of directors is not a whole number, then the holders of Common Stock shall be entitled to elect the next higher whole number of directors to be elected at such meet ing; provided further that at least one-third (or such next higher whole number) of the number of such directors shall be Independent (as defined below), and (ii) the holders of Series B convertible preference stock, par value $1.00 per share, of the Corporation (the "Series B Preference Stock"), voting separately as a separate class, shall be entitled to elect the remaining directors to be elected at such meeting; provided, however, that at least one-half (or such next higher whole number) of the number of such directors shall be Independent. Not withstanding anything herein to the contrary, the holders of Common Stock shall be entitled to elect the entire Board of Directors from and after the earlier of (A) the conversion of a sufficient number of shares of Series B Preference Stock into shares of Class A Common Stock (as provided for in Section 7(a) of the certificate of designations, powers, preferences and rights with respect to the Series B Preference Stock (the "Nortek Holdings COD")) such that the Kelso Holders (as defined in the Nortek Holdings COD) hold in the aggregate a greater number of outstanding shares of Class A Common Stock than Richard L. Bready ("RLB") and his affiliates and (B) such time as the number of shares of Common Stock into which the outstanding shares of Series B Preference Stock are convertible (regardless of whether such shares can be converted into Common Stock at such time) is equal to or less than 20% of the then outstanding shares of Common Stock (each, an "Elimination Event"). For purposes hereof, a director shall be deemed "Independent" as follows: (i) if elected by the holders of Common Stock, such director shall be deemed Independent if he or she (x) is not an affiliate of RLB and is not an officer or employee or consultant or advisor to, or a director of, the Corporation or an entity controlled by RLB or the Corporation at the time of the election in question or in the two years prior thereto (provided, that such a person (i) shall not be deemed to not be Independent solely by reason of being a director of the Corporation after the Closing (as defined in the Recapitalization Agreement (as defined below)) and (ii) shall be deemed Independent in any event if otherwise agreed to in writing at the time of election by Kelso (as defined below)) and (y) has not engaged in any transaction or transactions involving in excess of $100,000 in the aggregate with RLB or any such entities referred to in clause (i)(x) above in the two years prior to the time that he or she is elected to be a director; and (ii) if elected by the holders of Series B Preference Stock, such director shall be deemed Independent if he or she is not an affiliate of Kelso & Company, L.P. ("Kelso") and is not an employee, officer or director of, or an investor in, Kelso or in a fund formed at the direction of Kelso, or an officer or employee of a portfolio company thereof, other than any such person whose only relationship to Kelso is that he or she is an employee, officer or director of an institution otherwise unaffiliated with Kelso that has invested in a fund formed at the direction of Kelso or in any debt or equity securities of a portfolio company thereof. The good faith conclusion of the other members of the Board of Directors that a particular director is Independent shall be binding and conclusive.

                           (2) Dividends and Distributions. Subject to the
                  preferential and other dividend rights of any outstanding series of Preference Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation when and as such dividends and other distributions may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that all dividends and distributions on the Class A Common Stock and Class B Common Stock payable in shares of Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively; provided, further, that the Redemption (as defined below) shall not constitute any such dividend or distribution and the shares of Class B Common Stock may be redeemed without any dividend or distribution being made to the holders of the Class A Common Stock.

                           (3) Class B Common Stock Redemption. (a)
                  Immediately following the Purchase Transactions and the Distribution (each as defined in the Agreement and Plan of Recapitalization, dated June 20, 2002, as may be amended from time to time by and among Nortek, Inc., the Corporation, and K Holdings, Inc. (the "Recapitalization Agreement")), the Corporation shall irrevocably call for redemption and, as of the time of such call for redemption, redeem (the "Redemp tion") in whole the outstanding shares of Class B Common Stock at a redemption price (the "Redemption Price") of $46.00 per share. The date and time of such Redemption is hereinafter referred to as the "Redemption Time." Promptly following the call for Redemption, the Corporation shall issue a press release to such effect and notify the Exchange Agent (as defined in the Recapitalization Agreement) thereof.

                           (b) The Corporation shall promptly cause to be
                  mailed a notice of such redemption by first class mail, postage prepaid, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Class B Common Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption Time, (ii) the number of shares of Class B Common Stock to be redeemed; (iii) the Redemption Price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, and such notice shall be accompanied by a letter of transmittal for use by the holder of Class B Common Stock in surrendering such shares. Upon the mail ing of any such notice of redemption, the Corporation shall become obligated to redeem at the Redemption Time specified thereon all shares of Class B Common Stock.

                           (c) On or after the Redemption Time, each holder of
                  shares of Class B Common Stock shall surrender the certificate evidencing such shares (together with a duly completed letter of transmittal) to the Exchange Agent or another bank or trust company designated by the Corporation, having a capital and surplus of at least $1,000,000,000, and shall thereupon be entitled to receive payment of the Redemption Price. If, at the Redemption Time, funds in cash in an amount suffi cient to pay the aggregate Redemption Price for all outstanding shares of Class B Common Stock shall be available therefor and shall have been irrevocably set aside and deposited with the Exchange Agent or another bank or trust company, having a capital and surplus of at least $1,000,000,000, for purposes of payment of such Redemption Price with irrevocable instructions and authority to such bank or trust company to pay to each holder of Class B Common Stock the Re demption Price upon surrender of each certificate for Class B Com mon Stock, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, as of the Redemption Time the shares shall no longer be deemed outstand ing, the holders thereof shall cease to be stockholders of the Corpora tion, and all rights whatsoever with respect to such redeemed shares (except the right of the holders to receive the Redemption Price, without interest, upon surrender of their certificates therefor) shall terminate, except if the Corporation shall default in payment of the Redemption Price to any holder of Class B Common Stock, in which case the rights of such holder to receive the Redemption Price shall continue unless and until such shares are redeemed and such Redemp tion Price is paid in accordance with the terms hereof. If at the Re demption Time, the Corporation does not have sufficient capital and surplus legally available to redeem all the outstanding shares of Class B Common Stock, the Corporation shall take all measures permitted under the GCL to increase the amount of its capital and surplus legally available, and the Corporation shall redeem as many shares of Class B Common Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Class B Common Stock as it legally may until it has redeemed all of the outstanding shares of Class B Common Stock.

                           (d) No share of Class B Common Stock acquired by
                  the Corporation by reason of purchase, redemption, conversion or other wise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be autho rized to issue and after any of the foregoing events occur that result in no shares of Class B Common Stock remaining outstanding, the Corporation shall not thereafter issue any additional shares of Class B Common Stock.

                           (C) Preference Stock. The Board of Directors is
                  expressly authorized to provide for the issuance of all or any shares of the Preference Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors provid ing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convert ible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         FOURTH: Effective upon the time this Certificate of Amendment becomes effective, (i) each presently outstanding share of Common Stock, and each presently outstanding share of Special Common Stock shall, without any action on the part of the respective holders thereof, be reclassified as, and changed into (the "Reclassifica tion"), one share of Class B Common Stock. Upon consummation of the Reclassifi cation, the holders of shares of Class B Common Stock of the Corporation shall have all of the rights accorded to them by law, this Restated Certificate of Incorporation, as amended, and the Recapitalization Agreement.

         IN WITNESS WHEREOF, Nortek Holdings, Inc. has caused this Certificate to be duly executed in its corporate name this [____] day of [_____], 2002.

                                                     Nortek Holdings, Inc.

                                                     By:___________________
                                                     Name:
                                                     Title: